EXHIBIT 99.3

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY


JERROLD M. SONET,                   )
                                    )
                  Plaintiff,        )
                                    )
      v.                            )     C.A. No. 16931
                                    )
PLUM CREEK TIMBER COMPANY,          )
L.P., PLUM CREEK MANAGEMENT         )
COMPANY, L.P., and P.C. ADVISORY    )
CORP. I,                            )
                                    )
                  Defendants.       )

                  NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED
                SETTLEMENT OF CLASS ACTION AND SETTLEMENT HEARING
                -------------------------------------------------

TO: ALL RECORD AND BENEFICIAL OWNERS OF UNITS OF PLUM CREEK TIMBER COMPANY, L.P. FROM AND INCLUDING JUNE 8, 1988 THROUGH AND INCLUDING THE DATE ON WHICH THE CONVERSION OF PLUM CREEK FROM A MASTER LIMITED PARTNERSHIP TO A REAL ESTATE INVESTMENT TRUST, PURSUANT TO THE TERMS OF THE CONVERSION PROPOSAL, IS CONSUMMATED INCLUDING THEIR SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND EXCLUDING DEFENDANTS AND THEIR AFFILIATES.

      PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU WERE NOT THE BENEFICIAL HOLDER OF UNITS OF PLUM CREEK, BUT HELD PLUM CREEK UNITS FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

      1. This notice to all record and beneficial owners of units of Plum Creek Timber Company, L.P. (the "Partnership") from and including the close of business on June 8, 1988, through and including the date on which the Conversion is consummated pursuant to the terms of the Conversion Proposal, including any and all of their successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, and excluding the defendants in the Action, and all persons or entities related to or affiliated with the defendants (collectively, the "Class"), is given pursuant to Rule 23 of the Rules of the Court of Chancery of the State of Delaware and pursuant to an Order of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") entered in the above-captioned action (the "Action").

                             SETTLEMENT HEARING
                             ------------------

      2. Members of the Class have an interest in these proceedings and are hereby notified that a hearing will be held before the Court of Chancery, in the Daniel L. Herrmann Courthouse, 10th & King Streets, Wilmington, Delaware 19899 on June 21, 1999, at 11:00 a.m. (the "Settlement Hearing"), to (i) determine whether a Stipulation of Settlement dated April 9, 1999 (the "Stipulation"), and the terms and conditions of the Settlement proposed in the Stipulation (the "Settlement"), are fair, reasonable and adequate and in the best interests of the Class; (ii) determine whether a class should be certified in the Action; (iii) determine whether the Class was adequately represented by plaintiff and his attorneys; (iv) determine whether final judgment should be entered dismissing the Action as to all defendants named herein and their affiliates and with prejudice as against the plaintiff and all members of the Class (the "Order and Final Judgment"); (v) hear and determine any objections to the Settlement; and
(vi) if the Court approves the Stipulation and the Settlement and enters the Order and Final Judgment, to determine whether it should award attorneys' fees and expenses to plaintiff's attorneys pursuant to the application described herein.

      3. The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, by oral announcement at such hearing or any adjournment thereof, and without further notice of any kind. The Court also has reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to the Class.

                           SUMMARY OF SETTLEMENT
                           ---------------------

      The Action and the Settlement address claims arising out of the Conversion of Plum Creek from a master limited partnership to a REIT. As a result of the prosecution of the Actions by plaintiff and the Settlement,
(i) the Partnership has issued supplemental disclosures to Unitholders and
(ii) defendants have agreed to pay up to $30 million to a fund, depending upon Plum Creek's financial performance over the next five years, for the benefit of those persons who were beneficial owners of Plum Creek units at the time of the Conversion. In consideration for these substantial benefits, plaintiff has agreed, subject to consummation of the Conversion and the approval of the Settlement by the Court, to dismiss all claims made by and that could have been made by plaintiff and any Unitholders relating to the Conversion -- including all claims in this Action, in a prior action that plaintiff had filed but that was dismissed by the Court, and is now on appeal, and in a federal court action that plaintiff was preparing to file at the time the Settlement was negotiated.



      A.    Plaintiff's Separate Statement.

      Plaintiff brought two lawsuits attacking the Conversion. In the first, he challenged the substantive terms of the Conversion, and the process by which such terms were determined. In the second, he challenged the adequacy of disclosure to Unitholders about the Conversion. As the result of plaintiff's second lawsuit, that disclosure was revised and supplemented.

      Although the claims he asserted are broader, plaintiff's main focus has been on the fairness of allotting 27% of the equity of the REIT to the General Partner, in light of the fact that its share of current distributions is only 25.5%. The General Partner contends that since the terms of the Partnership Agreement entitle it to receive 37% of any increases in distributions over the current distribution levels and a step-up on the issuance of additional equity by the Partnership, based upon Plum Creek's projected future performance, the General Partner would receive more than 27% of Plum Creek's future distributions if Plum Creek remained a limited partnership. Because the General Partner is giving up its right to that projected increased share of distributions in the conversion of Plum Creek into a REIT, and is also giving up other rights it has under the Partnership Agreement, the General Partner argued that the 27% equity interest it agreed to accept in the REIT is below the value of the rights in the Partnership it is giving up.

      Plaintiff contended that whether Plum Creek would be able, over the next five years, to increase distributions was speculative. In plaintiff's view, the General Partner ought not to be compensated now for future events, such as assumed acquisitions which have not been identified, and might not occur. Accordingly, plaintiff would not agree to a settlement of any of the claims he has asserted that allowed the General Partner to receive a 27% equity interest at this time, unless the settlement provided that the value of the increase in the General Partner's interest from 25.5% to 27% would be returned to the Unitholders if Plum Creek fails to perform as projected over the next five years. If Plum Creek's five year projected earnings are met, plaintiff's position is that the Conversion will be shown to have been fair, and thus, he and his fellow Unitholders will not be entitled to additional consideration. The cash equivalent of the difference in the value of REIT shares, based on the present market value of the units, between a 27% and 25.5% General Partner interest, inclusive of distributions at the current rate and after adjustment for taxes and transactional costs, is approximately $30 million.

      Under the terms of the settlement, the General Partner will be required to turn over $30 million to a fund, the net proceeds of which will be distributed to persons who were Unitholders at the time of the Conversion, if the five year average of Plum Creek's net cash flow before taxes on a per share basis does not increase, i.e., is less than $2.26 on a per share basis, the average of Plum Creek's net cash flow before taxes over the last three years, 1996-1998. If the five year average on a per share basis of net cash flow before taxes is $2.84 or more, the plaintiff and all other Unitholders will receive no additional consideration. If the net cash flow before taxes falls within the range of $2.84 and $2.26, the General Partner will pay a ratable portion of $30 million. Thus, if the average net cash flow before taxes is $2.55, the plaintiff and all other persons who were Unitholders at the time of the Conversion will receive a share in $15 million less the percentage of the fund awarded as fees to plaintiff's counsel.

      The formula is modified in the event of a sale of Plum Creek. If Plum Creek is sold, at any time over the next three years, for $34 or more per share, or if Plum Creek's performance during such period is on target, no payment will be made. If Plum Creek is sold for less than $34 per share, but Plum Creek is on target, no payment will be made. If Plum Creek is sold for less than $34 per share, then the formula will apply to the abbreviated period and payment will be made to the extent Plum Creek's performance is below target. In the fourth and fifth years, the formula alone will control and payment will be made regardless of the per share sale's price. Plaintiff has no reason to believe and does not believe that there is any present intention to sell Plum Creek. The adjustment to the formula was devised by attorneys to cover every eventuality.

      Plaintiff's attorneys will apply for a fee equal to 25% of the cash actually paid by the General Partner into the fund for distribution to former Unitholders. If Plum Creek reaches or exceeds the target figure of $2.84 per share, plaintiff's attorneys will receive no fee on this aspect of the settlement. Thus, plaintiff's attorneys are placed in the same position as class members: if the class does not receive cash, the attorneys receive no fee. The defendants will not oppose the plaintiff's attorneys' fee request. The Court, however, may grant or deny in whole or in part, the plaintiff's attorneys' fee request in its sole discretion. Any class member may contest the plaintiff's attorneys' entitlement to any fee or to a fee in a lesser amount than 25% by following the procedure set forth in this notice under the heading RIGHT TO APPEAR AT SETTLEMENT HEARING.

      At this time, plaintiff's attorneys are applying, inter alia, for a fee for their work in connection with the supplemental disclosure they caused to be made by Plum Creek to Unitholders. Plaintiff obtained a preliminary injunction from the Chancery Court based upon his challenge to the disclosure contained in the combined Proxy Statement and Prospectus, dated January 28, 1999. As a result of that injunction, a supplemental Proxy Statement and Prospectus dated March 29, 1999, along with the decision of the Honorable Jack Jacobs, Vice Chancellor of the Court of Chancery in New Castle County, Delaware, were sent to all class members. Plaintiff believes that the quality of the additional disclosure obtained through the efforts of his attorneys set a high water mark for disclosure and that, based upon established Delaware and United States Supreme Court authorities, his attorneys are entitled to a fee for those efforts.

      Plaintiff's attorneys are seeking fees of $1.5 million and reimbursement of actual expenses of $125,000. If and to the extent awarded by the Court, those fees and expenses will be paid by Plum Creek. The defendants will not oppose such a request. However, the Court may, in its discretion, grant or deny, in whole or in part, the fee and expense request. Any class member may oppose plaintiff's attorneys' application for fees and expenses by following the procedure in this notice under the heading RIGHT TO APPEAR AT SETTLEMENT.

      B.    Defendants' Separate Statement.

      Defendants believe that the Conversion presents compelling benefits for Plum Creek and all of its Unitholders. Since September 1998, the defendants have been responding to litigation initiated by plaintiff, which has involved two lawsuits in Delaware Chancery Court and a possible third lawsuit in the United States District Court. Plaintiff's substantive challenge to the Conversion was dismissed by the Chancery Court, and is now on appeal. Plaintiff's ability to continue to prosecute his other claims, as well as his continued ability to appeal the dismissal of his substantive challenge, threatens to interfere with the timely consummation of the Conversion.

      Defendants believe that the continued uncertainty and potential delay occasioned by plaintiff's continuing litigation is contrary to the interests of Plum Creek and all of its partners, including the Unitholders and the General Partner. Accordingly, although defendants firmly believe that none of plaintiff's pending, threatened or previously asserted and dismissed claims has any merit, they have negotiated this settlement in order to put all of this litigation behind them and to enable the Conversion to proceed at the earliest possible date.

                                      * * *
      A more complete summary of the Settlement is set forth on pages ____ of this Notice.

                           THE FACTUAL BACKGROUND
                           ----------------------

THE DESCRIPTION OF THE ACTION AND THE SETTLEMENT WHICH FOLLOW HAVE BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION BY THE COURT OF FINDINGS OF FACT.

      A. Defendant Plum Creek Timber Company, L.P. (the "Partnership") is a publicly traded Delaware limited partnership. The Partnership and its subsidiaries own, manage and operate 3.3 millions of acres of timberland and various wood products conversion facilities in various parts of the United States.

      B. Defendant Plum Creek Management Company, L.P. ("PCMC"), a Delaware limited partnership, is the general partner of the Partnership. Defendant PC Advisory Corp. I ("Corp. I"), a Delaware corporation, is the indirect general partner of PCMC. PCMC Intermediate Holdings, L.P. is the sole limited partner of PCMC. PCMC Intermediate Holdings, L.P. and its successors are referred to as "Holdings." Defendants PCMC and Corp. I are referred to collectively as the "General Partner."

      C. On June 8, 1998, the Partnership announced that it had entered into an agreement with the General Partner (the "Conversion Proposal") pursuant to which the Partnership would convert from a master limited partnership into a real estate investment trust (the "Conversion"). The newly formed real estate investment trust will be Plum Creek Timber Company, Inc. (the "REIT"). The term "Plum Creek" shall be used to refer as applicable to the Partnership (prior to the Conversion) and/or the REIT (after the Conversion). The Conversion was expressly conditioned upon the affirmative vote of 66-2/3% of the outstanding units of the Partnership. If the Conversion Proposal were approved by the unitholders of the Partnership (the "Unitholders"), the General Partner would exchange its current interest in the Partnership for a 27% equity interest in the REIT. Following the Conversion, 99% of the General Partner's economic interest in the REIT will be held through Holdings.

      D. On September 11, 1998, plaintiff filed a class action complaint, purportedly on behalf of all Unitholders, in the Court styled Sonet v. Plum Creek Timber Co., L.P. et al., Del. Ch., C.A. No. 16639, against Plum Creek, PCMC and Corp. I alleging that the General Partner violated certain of its fiduciary duties to the Unitholders by virtue of the terms of the Conversion and the process by which it was determined, including the duty of due care (the "First Action"). On November 17, 1998, plaintiff filed an amended complaint in the First Action which also challenged the General Partner's alleged breach of fiduciary duties in connection with the Conversion Proposal. Defendants moved to dismiss the First Action.

      E. While defendants' motion to dismiss the First Action was pending, plaintiff's counsel engaged in extensive discovery including the review of documents produced by defendants and their respective financial advisors. Plaintiff's counsel also deposed Rick Holley (President and CEO of PCMC), Ian B. Davidson and David D. Leland (members of the Special Committee of the Corp I board of directors), William J. Patterson (director of Corp. I and one of three principals who collectively own 100% of the capital stock of Corp. I), and representatives of Salomon Smith Barney, Inc. (a financial advisor to the Special Committee) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (a financial advisor to Plum Creek).

      F. On December 17, 1998, the Court granted defendants' motion to dismiss the First Action. On January 11, 1999, Plaintiff filed a notice of appeal in the Supreme Court of the State of Delaware with respect to the First Action. Plaintiff's appeal to the Supreme
Court is pending.

      G. On or about January 29, 1999, Plum Creek distributed its Proxy Statement/Prospectus (the "Proxy Statement") setting a March 22, 1999 date for a special meeting of Unitholders in connection with the Conversion Proposal. Shortly thereafter, plaintiff filed a new class action complaint, purportedly on behalf of all Unitholders, in the Court styled Sonet v. Plum Creek Timber Company, L.P. et al., Del. Ch., C.A. No. 16931 (the "Action" or the "Second Action"). The Second Action alleged that the Proxy Statement contained material omissions and misstatements and asserted claims based upon the General Partner's alleged breach of its duties of candor and due care. Along with his complaint, plaintiff also filed in the Second Action a motion seeking to preliminarily enjoin the Unitholder vote on the Conversion.

      H. Following expedited briefing by the parties, plaintiff's motion for preliminary injunction was argued to the Court on March 2, 1999. On March 18, 1999, the Court issued an opinion finding that certain of the disclosures about which plaintiff complained were deficient and granting plaintiff's motion to preliminarily enjoin the Unitholder vote on the Conversion until appropriate corrective disclosures were made and properly disseminated (the "Opinion"). Sonet v. Plum Creek Timber Company, L.P., et al., Del. Ch., C.A. No. 16931, Jacobs, V.C. (March 18, 1999) .

      I. On March 19, 1999, the Court entered an order in the Second Action (the "Order") which provided, in pertinent part, that:

            1. The Unitholder vote on the Conversion shall not occur until [supplemental disclosures (the "Supplement")] in substantially the form attached is mailed to the Unitholders, as of the record date of January 22, 1999, of the Partnership.

            2. The Partnership may count the proxies already received as long as it provides all of its Unitholders with a new proxy, and clearly informs them that the last previously submitted proxy will be counted unless a new proxy is submitted. The Partnership shall not hold its meeting sooner than 15 days from the mailing of the Supplement. Such a meeting shall be treated as an adjournment of the March 22, 1999 meeting and no new record date need be set.

            3. The entry of this Order shall not foreclose any claims based on, or preclude any action by the Securities and Exchange Commission with respect to federal disclosure and/or proxy rules and regulations.

            4. By entry of this Order, the Court is neither approving or disapproving the adequacy of the Supplement attached to this Order.

      J. As a result of the Opinion and the Order, the scheduled March 22, 1999 special meeting of Unitholders was convened and then adjourned until March 24, 1999 and again until March 29, 1999. At the reconvened March 29, 1999 special meeting of Unitholders, the meeting was adjourned again until April 19, 1999.

      K. Following the entry of the Order, the parties commenced discussions with respect to a possible settlement of the Second Action. Those discussions also contemplated that as part of any settlement, Plaintiff would withdraw his appeal of the dismissal of the First Action.

      L. While settlement discussions were ongoing, the Partnership finalized and prepared to mail the Supplement. In connection with that process, counsel for plaintiff expressed to the Partnership, to the Securities and Exchange Commission and to the Court his views about the inadequacy of various aspects of the proposed supplemental disclosure, as a result of which certain changes were made. In addition, plaintiff's counsel made known to the Partnership his intention to commence in the United States District Court for the District of Washington a third action against the General Partner and the Partnership (the "Third Action") and, for purposes of discussing settlement, provided portions of the draft complaint to counsel for the General Partner. The contemplated Third Action would have asserted claims under the Securities Act of 1933 challenging the adequacy of the contents of the disclosures made in connection with the Conversion. (The First, Second and Third Actions shall be referred to collectively as the "Actions").

      M. On or about March 29, 1999, the Supplement was mailed to all Unitholders of record as of January 22, 1999. Over the course of several days, the parties engaged in intensive settlement discussions in an effort to reach a settlement on a mutually acceptable basis in time to avoid further litigation (the "March-April Settlement Discussions"). The parties had previously held settlement discussions in December 1998, but those discussions had been unsuccessful. Counsel for the Plaintiff conducted the March-April Settlement Discussions with the participation of his retained financial advisor directly with counsel for the General Partner. The resulting agreement was the product of multiple exchanges of proposals by both parties and embodies terms that reflect compromises by both sides on all issues.

      N. In light of the events, negotiations and agreements described above, the facts that had been developed in discovery, and analysis of applicable law, counsel for plaintiff in the Action has concluded that the terms and conditions of the settlement provided for in the Stipulation (the "Settlement") are fair, reasonable, adequate, and in the best interests of the plaintiff and the class of Unitholders represented in the Action.

      O. Plaintiff enters into this Stipulation after taking into account
(i) the substantial benefits to the members of the Class (as defined below), (ii) the risk of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the conclusion of counsel for plaintiff that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Unitholders. Plaintiff and plaintiff's counsel have agreed to the terms of the Settlement because, in their view, the Settlement achieves plaintiff's principal objectives in the Actions, which were to provide the Unitholders with full disclosure of all material information so that they could make an informed decision with respect to the Conversion, and to provide compensation to Unitholders in the event the actual economic performance of Plum Creek does not equal or exceed the amounts set forth in the financial information referenced in a letter from Sidney B. Silverman, Esquire to Srinivas M. Raju, Esquire dated April 7, 1999 (the "Financial Information").

      P. Defendants in the Action have denied and continue to deny vigorously any liability with respect to all claims alleged in the Actions. While denying any fault or wrongdoing, and relying on the provision of the Stipulation that it shall in no event be construed as or deemed to be evidence of an admission or concession on the part of defendants or any Released Person (as defined below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Actions, defendants consider it desirable that the Action be settled and dismissed, subject to the terms and conditions of the Stipulation, because the Settlement will (i) be beneficial to the Unitholders; (ii) halt the substantial expense, inconvenience and distraction of continued litigation of plaintiff's claims; (iii) finally put to rest those claims; and (iv) dispel any uncertainty that may exist as a result of the Actions.

                            THE SETTLEMENT TERMS
                            --------------------

      1. In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims, the parties agree as follows:

            a. On April 15, 2004, or such earlier date in 2004 as the final audited financial results for calendar year 2003 are available, Holdings shall make a payment to a settlement fund (the "Fund") to be established by plaintiff's counsel, subject to the jurisdiction of the Court, in the following amount:

                  i. In the event Plum Creek's five-year average earnings before taxes, depreciation and amortization on a consolidated basis including all its subsidiaries whether or not such subsidiaries are required to be consolidated pursuant to generally accepted accounting principles ("EBTDA") during the fiscal years ending December 31, 1999 - December 31, 2003 (the "Period") is less than $2.26 per share, Holdings shall pay $30 million into the Fund;

                  ii. In the event Plum Creek's five-year average EBTDA during the period is $2.84 per share (the "Upper Target") or greater, Holdings shall make no payment into the Fund; and

                  iii. In the event Plum Creek's five-year average EBTDA during the Period is between $2.26 and $2.84 per share, Holdings shall pay into the Fund $517,241.38 for each $.01 by which Plum Creek's five-year average EBTDA is below $2.84 per share, up to a maximum of $30 million.

            b. In determining EBTDA for purposes of the foregoing sub-section, extraordinary items shall be excluded -- provided, however, that the acquisition by Plum Creek of additional timberlands or facilities shall not be considered an extraordinary item, nor shall the sale of higher and better use land, up to the aggregate limit contained in the Financial Information, be considered an extraordinary item. The $2.26 per share and $2.84 per share targets in the foregoing sub-section shall be subject to downward adjustment in the event of a sale, transfer or other disposition of a substantial portion of Plum Creek's timberlands or other significant assets if the consideration received in connection with such sale, transfer or other disposition is distributed to shareholders. In the event of any unresolved disagreement between the parties as to whether a particular item constitutes an extraordinary item or whether a sale requires an adjustment in the thresholds, the matter shall be submitted for resolution to an independent Big Five accounting firm to be identified by plaintiff's counsel at the time a dispute arises.

            c. In the event the REIT is sold to or acquired by another company or person prior to the end of the Period (a "Sales Transaction"), any obligation on the part of Holdings to make a payment to the Fund shall be determined as of the date of closing of the Sales Transaction as follows:

                  i. if the Sales Transaction occurs on or prior to the close of business on December 31, 2001 and is at a price (or equivalent price in a non-cash transaction) equal to or greater than $34 per share, then Holdings shall have no obligation to make any payment to the Fund; or

                  ii. if the Sales Transaction is either at a price (or equivalent price in a non-cash transaction) less than $34 per share or occurs after the close of business on December 31, 2001, then Holdings' payment obligation, if any, shall be determined based on Plum Creek's average EBTDA measured from January 1, 1999 through the last full quarter on a calendar year basis (prorating any partial year from the full year number) immediately preceding the Sales Transaction (the "Revised Period") and Holdings' payment obligation shall be:

                        (1) in the event Plum Creek's average EBTDA during the Revised Period is less than $2.26 per share, Holdings shall pay $30 million into the Fund;

                        (2) in the event Plum Creek's average EBTDA during the Revised Period equals or exceeds the Revised Upper Target (as defined below), Holdings shall make no payment into the Fund; and

                        (3) in the event Plum Creek's average EBTDA during the Revised Period is between $2.28 and the Revised Upper Target (as defined below), Holdings shall make a payment into the Fund ratably apportioned between $0 and $30 million. The "Revised Upper Target" shall be determined pursuant to the same calculation that is used to determine the Upper Target, except that the calculation shall be performed for the Revised Period.

            d. The Fund shall be established by plaintiff's counsel prior to the date the payment, if any, by Holdings to the Fund shall be due. The Fund shall be for the benefit of beneficial owners of units of the Partnership as of the date of the Conversion (the "Entitled Unitholders"), and shall be subject to the jurisdiction of the Court. The proceeds of the Fund, after payment of fees as may be awarded by the Court and expenses of administration and distribution, shall be distributed to the Entitled Unitholders. Other than Holdings' obligation, as set forth in this paragraph, to make a payment to the Fund, none of the defendants shall have any responsibility for or involvement in the establishment or administration of, or any other matter relating to, the Fund.

            e. During the Period or Revised Period, whichever is shorter, Holdings shall maintain unencumbered stock of the REIT or other assets reasonably acceptable to plaintiff's counsel in an amount no less than $40 million to secure compliance with its obligations under this paragraph. At least annually, Holdings shall provide to plaintiff's counsel a statement from an independent auditor or accounting firm certifying Holdings' compliance with this sub-section.

            f. No later than April 15 of each calendar year, Plum Creek shall provide to plaintiff's counsel a statement of Plum Creek's EBTDA per share for the immediately preceding calendar year and an average for the Period to date. Counsel for plaintiff shall have the right to request such additional information from Plum Creek as may reasonably be necessary to enable him, or an independent financial advisor retained by him, to verify the calculation.

            g. Although the parties do not believe that the provisions of this paragraph 1 create a security, in the event anyone were to deem it to do so, such security would be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933.

      2. If the Stipulation and the Settlement are approved by the Court, the Court will enter an Order and Final Judgment which, among other things, will provide that subject to consummation of the Conversion, the Action and any and all claims, demands, rights, actions or causes of action, whether known or unknown that have been, could have been, or in the future can or might be asserted in the Actions, or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise) by or on behalf of any member of the Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity (collectively, the "Releasing Parties") against defendants in the Actions or any of their families, parent entities, associates, affiliates or subsidiaries and each and all of their respective past, present or future officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, insurers and reinsurers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Released Persons") which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the complaints filed at any time in the Actions, the claims to be included in the Third Action, the Conversion Proposal, the Conversion, and the Proxy Statement, the Supplement and any proxy material, public filings or statements by any of the defendants in the Action or any other Released Persons in connection with the Conversion Proposal or the Conversion (collectively, the "Settled Claims") shall be fully, finally, and forever compromised, settled, discharged, dismissed with prejudice and released pursuant to the terms and conditions set forth herein; provided however, that the Settled Claims shall not include any claims or causes of action that members of the Class may have (i) based solely upon the failure under the Internal Revenue Code of Plum Creek to qualify as a real estate investment trust and (ii) to enforce compliance with the terms of the Settlement.

      It is the intention of the parties to extinguish all Settled Claims and consistent with such intention the Releasing Parties waive their rights, to the extent permitted by law, from the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the release set forth above.

      3. THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFF AGAINST, OR THE DEFENSES OF, THE DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE ACTIONS WERE NOT SETTLED.

                           DISMISSAL AND RELEASE
                           ---------------------

      4. It is the intent of the parties to the Action that the proposed Settlement, if approved by the Court, shall extinguish for all time all rights, claims and causes of action that are or relate to the Settled Claims against any of the Released Persons.

      5. The Settlement will become effective at such time as (i) the Order and Final Judgment entered by the Court approving the Settlement shall become final and not subject to further appeal or review, and (ii) the Conversion, pursuant to the terms of the Conversion Proposal, is consummated. In the event that the Settlement is not approved by the Court or does not become effective, then the Settlement shall be of no further force and effect and each party shall be restored to his, her or its respective position prior to entering into the Stipulation, except that all costs incurred in connection with notifying the Class of the proposed Settlement shall be the obligation of Plum Creek.

      6. If the Settlement is approved by the Court and the Conversion is consummated, the Action will be dismissed on the merits with respect to all defendants and with prejudice against plaintiff and all members of the Class. In addition, upon the execution of this Settlement Agreement by all parties, the parties shall file in the Supreme Court a stipulation staying plaintiff's appeal of the dismissal of his complaint in the First Action. Upon the date when this Settlement shall be Finally Approved (as defined in the Stipulation), the parties shall file a stipulation in the Supreme Court dismissing the appeal of the dismissal of the First Action with prejudice and without costs. The Stipulation provides that the Settlement is a full compromise, settlement and release of all claims, known or unknown, which have been or which might have been asserted by plaintiff or any other member of the Class against any of the Released Persons arising now or hereafter from or relating to matters alleged in the Actions. Under the terms of the Stipulation, such release and dismissal will bar the institution or prosecution by plaintiff or any member of the Class of any other action asserting any Settled Claim against any of the Released Persons.

                              ATTORNEYS' FEES
                              ---------------

      7. At or before the hearing, plaintiff's counsel may apply for an award of attorneys' fees and expenses, as follows: (i) an amount not to exceed $1,500,000.00, with the amount awarded by the Court to be paid by Plum Creek; (ii) actual expenses up to $125,000, the amount approved by the Court to be paid by Plum Creek; and (iii) a fixed percentage, not to exceed 25%, of the Fund, to be paid solely from the Fund. Defendants agree they will not object to such an application by plaintiff's counsel, and plaintiff's counsel agrees not to make any other application for fees or disbursements, but defendants retain the right to oppose any other application for fees or disbursements by any other person. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and reimbursement of expenses.

                            CLASS CERTIFICATION
                            -------------------

      8. On April 9, 1999, the Court entered an order (the "Scheduling Order") determining preliminarily and solely for purposes of the Settlement, that the Action may be maintained as a class action, with no opt out rights, by plaintiff as representative of the Class, and naming the law firm of Rosenthal, Monhait, Gross & Goddess, P.A. as Delaware Liaison Counsel and naming the law firm of Silverman, Harnes, Harnes, Prussin & Keller as Lead Counsel for the Class ("Class Counsel"), pursuant to Court of Chancery Rules 23(a), (b)(1) and (b)(2), on behalf of the Class. The Court will consider these issues further at the Settlement Hearing to determine whether (1) the Class contemplated in the Action is so numerous that joinder of all members is impracticable, (2) there are questions of law or fact common to the Class, (3) the claims of the representative plaintiff are typical of the claims of the Class, and (4) the representative plaintiff has fairly and adequately protected the interests of the Class and whether the Action otherwise complies with Court of Chancery Rules 23(a), (b)(1) and (b)(2).

                   RIGHT TO APPEAR AT SETTLEMENT HEARING
                   -------------------------------------

      9. Any Class member who objects to the Stipulation, the Settlement, the class action determination, the Order and Final Judgment to be entered herein, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the named plaintiff, defendants and counsel for defendants in the Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received or considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing, (i) a written notice of the intention to appear; (ii) a detailed statement of such person's objections to any matter before the Court; and (iii) the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Register in Chancery and, on or before such filing, shall be served by hand or overnight mail on the following counsel of record:

      Joseph A. Rosenthal, Esquire
      Rosenthal, Monhait, Gross & Goddess, P.A.
      Mellon Bank Center, Suite 1401
      P.O. Box 1070
      Wilmington, Delaware 19899
        Attorneys for Plaintiff

      Jesse A. Finkelstein, Esquire
      Richards, Layton & Finger
      One Rodney Square
      P.O. Box 551
      Wilmington, Delaware  19899
        Attorneys for certain Defendants

      Edward P. Welch, Esquire
      Skadden, Arps, Slate, Meagher & Flom LLP
      One Rodney Square
      P.O. Box 636
      Wilmington, Delaware 19899
       Attorneys for certain Defendants

Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in this or any other action or proceeding.

                             INTERIM INJUNCTION
                             ------------------

      10. Pending final determination of whether the Stipulation should be approved, the plaintiff and all members of the Class, and each of them, and any of their respective representatives, trustees, successors, heirs and assigns are barred and enjoined from commencing or prosecuting any action either directly or in any other capacity which asserts Settled Claims against any of the Released Persons.

                  SCOPE OF THIS NOTICE AND FURTHER INFORMATION
                  --------------------------------------------

      11. This Notice does not purport to be a comprehensive description of the Action, the allegations or transactions related thereto, the terms of the Settlement or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court of Chancery and other papers filed in these litigations, unless sealed, at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, 10th & King Streets, New Castle County, Wilmington, Delaware, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT.

                   NOTICE TO PERSONS OR ENTITIES HOLDING
                    RECORD OWNERSHIP ON BEHALF OF OTHERS
                   -------------------------------------

      12. Brokerage firms, banks and other persons or entities who are members of the Class in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to

                          Georgeson & Company Inc.
                             Wall Street Plaza
                         88 Pine Street 30th Floor
                          New York, New York 10005
                       (212) 440-9800 (call collect)
                                     or
                      (800) 223-2064 (call toll free)


                                          BY ORDER OF THE COURT:



                                          ------------------------------
                                          Register in Chancery

Dated: April 9, 1999